UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2019

MasterCraft Boat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company            ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, MasterCraft Boat Holdings, Inc. (the “Company”) named Frederick A. Brightbill permanent Chief Executive Officer of the Company, effective immediately. As previously announced, Mr. Brightbill assumed the role of Interim Chief Executive Officer following Terry McNew’s resignation on October 30, 2019.

The Company issued a press release today announcing Mr. Brightbill as permanent Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

In connection with Mr. Brightbill’s appointment as permanent Chief Executive Officer, the Company provided an offer letter, dated as of December 2, 2019, which provides Mr. Brightbill the following key compensation and benefits:

•	an annual base salary of $700,000;
•	a sign-on bonus of 25,000 shares of restricted stock, which will vest on the first and second anniversaries of the grant date, subject to Mr. Brightbill’s continued employment with the Company;
•	eligibility for an annual cash bonus under the Company’s short-term incentive plan (“STIP”) with a target award equal to 100% of base salary, subject to the achievement of certain performance goals;
•	eligibility for an annual long-term incentive award under the Company’s long-term incentive plan (“LTIP”) with a target award equal to 150% of base salary; and
•	participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

For the Company’s fiscal year ended June 30, 2020 (“Fiscal 2020”), Mr. Brightbill’s STIP award will be awarded on a pro-rata basis for the period of time he is employed as the Company’s Chief Executive officer.

Mr. Brightbill’s LTIP award for Fiscal 2020 will also be awarded on a pro-rata basis for the period of time he is employed as the Company’s Chief Executive Officer. Mr. Brightbill’s 2020 LTIP awards will consist of 50% restricted stock awards (“RSAs”) and 50% performance stock units (“PSUs”). The RSAs will vest in three equal installments on September 10, 2020, September 10, 2021 and September 10, 2022, subject to Mr. Brightbill’s continued employment with the Company. Shares subject to PSUs are earned based upon the Company’s performance, over a three-year period, measured by an increase in cumulative adjusted earnings per share, subject to potential adjustment based upon the application of a total stockholder return (“TSR”) modifier. At the end of the three-year performance period, the Company’s Compensation Committee determines the actual number of shares Mr. Brightbill will receive based on achievement of the established performance goals and the TSR modifier. The PSUs are also subject to Mr. Brightbill’s continued employment with the Company.

Mr. Brightbill’s employment with the Company will be at will.

The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.Other Events.

In connection with appointment of Mr. Brightbill, who also serves as the Chairman of the Board, as Chief Executive Officer of the Company, the Board amended the Company’s Corporate Governance Guidelines to provide that when the Chairman of the Board is not an independent director, the independent members of the Board will elect an independent lead director (the “Lead Director”). Roch Lambert, an independent director, was then appointed to serve as Lead Director.

The roles and responsibilities of the Lead Director are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website.

Item 9.01.Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

10.1	Offer Letter, dated December 2, 2019
99.1	Press Release, dated December 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Dated: December 3, 2019	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary